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                         CONSENT OF INDEPENDENT AUDITORS


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Independent Auditors" In the Statement of Additional Information and to the incorporation by reference of our report dated November 12, 1999 in the Post-Effective Amendment No. 89 to the Registration Statement (Form N-1A) and related Prospectus of Security Growth and Income Fund filed with the Securities and Exchange Commission under the Securities Act of 1933 (Registration No. 2-12187) and under the Investment Company Act of 1940 (Registration No. 811-0487).

                                                               Ernst & Young LLP

Kansas City, Missouri
January 26, 2000